Investment Advisory and Administrative Contract

THIS AGREEMENT (this "Agreement") is made this ___day of___, 1995, by and between Texas Capital Value Fund, Inc., a Maryland corporation (the "Fund"), and First Austin Capital Management, Inc., a Delaware corporation (the "Investment Advisor").

WITNESSETH:

WHEREAS, the Fund engages in the business of investing and reinvesting its assets and property in various stocks and securities and the Investment Advisor engages in the business of providing investment advisory services; and

WHEREAS, the Fund has need for investment advisory services.

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Advisory Services. The Investment Advisor shall render investment advisory services (the "Advisory Services") to the Fund, subject to the supervision and direction of the Board of Directors of the Fund, for the period set forth in Paragraph 6 below on the terms set forth herein. The Investment Advisor shall render such Advisory Services and assume the obligations herein set forth, for the compensation provided in Paragraph 3(a) below. The Investment Advisor shall, for the purposes herein, be deemed to be an independent contractor, and shall, unless otherwise expressly provided and authorized, have no authority to act for or represent the Fund in any way, or in any way be deemed an agent or employee of the Fund.

2. Administrative Services. In addition to the Advisory Services, the Investment Advisor shall provide certain administrative support services to the Fund including establishing and maintaining shareholders' accounts and records, processing purchase and redemption transactions, answering routine client inquiries regarding the Fund, preparing all registration statements, prospectuses, tax returns and proxy statements, valuing the Fund's portfolio daily and calculating the daily net asset value per share, and providing such other administrative services to the Fund as the Fund may reasonably request (collectively, the "Administrative Services"). The Investment Advisor may contract with third parties to perform all or part of the Administrative Services. Notwithstanding anything contained in this Agreement to the contrary, under no circumstances shall the execution of any such third party contract be deemed an assignment by the Investment Advisor of an interest in this Agreement.

3.(a) Compensation. As a compensation for the services to be rendered to the Fund by the Investment Advisor under the provisions of this Agreement, the Fund shall pay to the Investment Advisor a fee equal to
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

the sum of (i) one and nine-tenths percent (1.90%) of the amount of assets in the Fund between one dollar ($1.00) and five million dollars ($5,000,000), inclusive, plus (ii) one and three-tenths percent (1.30%) of the amount of assets in the Fund between five million and one dollars ($5,000,001.00) and thirty million dollars ($30,000,000), inclusive, plus (c) one and twenty-eight hundredths percent (1.28%) of the amount of assets in the Fund between thirty million and one dollars ($30,000,001) and one hundred million dollars ($100,000,000), inclusive, plus (d) one and twenty-five hundredths percent (1.25%) of the amount of assets in the Fund between one hundred million and one dollars ($100,000,001) and two hundred million dollars ($200,000,000), inclusive, plus (e) one and twenty hundredths percent (1.20%) of the amount of assets in the Fund in excess of two hundred and one million dollars ($200,000,001), inclusive (all assets in the Fund for the purposes of this Paragraph to be rounded to the nearest dollar prior to the computation of any fee owed).
 Such fees shall be accrued daily and be payable monthly in arrears on the first day of each calendar month. Accruals of fees to the Investment Advisor shall begin on the execution date of this Agreement.
	(b) Costs. All Fund costs, with the exception of extraordinary legal expenses (as determined by the Board of Directors of the Fund), brokerage commissions, custodial charges based upon transactions in the portfolio of the Fund and marketing expenses, will be borne by the Investment Advisor as part of this Agreement. In addition, the Investment Advisor shall absorb all the organization costs for the Fund as determined by the Board of Directors of the Fund.
   In the conduct of the respective businesses of the parties hereto and in the performance of this Agreement, the Fund and the Investment
Advisor may share common facilities and personnel common to each.
The entire cost to the Fund for the use of common facilities and personnel will be borne by the Advisor as part of this Agreement.
	If any Fund costs which the Investment Advisor has agreed to bear hereunder are incurred by the Fund pursuant to separate agreements with third parties, the Fund shall provide the Investment
Advisor with copies of such agreements and any amendments thereto and shall either bill the Investment Advisor for the costs insured by the Fund thereunder or direct the Investment Advisor to pay any such costs incurred directly to the third parties involved as provided by the applicable agreements.


4. Non-Exclusive. The services to be rendered by the Investment Advisor to the Fund under this Agreement are not to be deemed to be exclusive, and the Investment Advisor shall be free to render similar or different services to others so long as its ability to render the services provided for in this Agreement shall not be impaired thereby. If its ability becomes so impaired, as determined by the Fund in its sole and absolute discretion, the Fund shall notify the Investment Advisor of same and this Agreement shall automatically terminate upon the receipt by the Investment Advisor of such notice. Such automatic termination shall be upon the same terms and conditions as provided for other terminations pursuant to the last sentence of Paragraph 7 below.

5. Interested Parties. It is understood and agreed that directors, officers, employees, agents and shareholders of the Fund may be interested in the Investment Advisor as directors, officers, employees, agents and shareholders of the Investment Advisor. Similarly, directors, officers, employees, agents and shareholders of the Investment Advisor may be interested in the Fund as directors, officers, employees, agents and shareholders of the Fund. Furthermore, the Investment Advisor itself may be interested in the Fund as a shareholder or otherwise of the Fund. It is understood and agreed that directors, officers, employees, agents and shareholders of the Investment Advisor may continue as directors, officers, employees, agents and shareholders of the Fund and vice versa; that the Investment Advisor, its directors, officers, employees, agents and shareholders may engage in other business, may render investment advisory services to other investment companies, or to any other corporation, association, firm or individual, and may render underwriting services to the Fund, or to any other investment company, corporation, association, firm or individual, subject to the provisions of Paragraph 4 above. The parties agree that the Investment Advisor has a proprietary interest in the names "Texas Capital Value Funds, Inc." and "Value and Growth Portfolio", and the Fund agrees to promptly take any and all necessary action to remove the names "Texas Capital Value Funds, Inc." and "Value and Growth Portfolio" from its corporate name and from the name of any of its funds upon receipt of written request therefor from the Investment Advisor.

6. Term. Notwithstanding the date of this Agreement first above written, the effective date of this Agreement (the "Effective Date") shall be the effective date of that certain Registration Statement on Form N-
1A of the Fund, filed by the Fund with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended. Thereafter, this
Agreement shall continue in effect for one year from the Effective Date. Such term may be extended annually for additional periods of one year provided that each such extension is approved at least annually by a vote of the Fund's Board of Directors. Such vote shall be cast in person at a meeting called for the purpose of voting on such approval, and shall include the votes of a majority of the Directors who are not parties to this Agreement or interested persons of any such party.

7. Termination. This Agreement may be terminated at any time upon sixty (60) days prior written notice, without the payment of any penalty, by the Fund's Board of Directors or by vote of a majority of the outstanding voting securities of the Fund. This Agreement shall automatically terminate in the event of its assignment by the Investment Advisor or the Fund (within the meaning of the Investment Company
Act of 1940 (the "1940 Act")), which shall be deemed to include a transfer of control of the Investment Advisor or the Fund, respectively, unless an exemption from such automatic termination is granted by order or rule of the Securities and Exchange Commission. Upon the termination of this Agreement, the obligations of all the parties hereunder shall cease and terminate as of the date of such termination, except for (i) any obligation to respond to a breach of this Agreement committed prior to such termination, (ii) the obligation of the Fund to pay to the Investment Advisor the fee provided in Paragraph 3(a) above, prorated to the date of termination, and (iii) the obligation of the Investment Advisor to bear the costs provided for in Paragraph 3(b) above, prorated to the date of termination (if applicable).

8. Assignment. This Agreement shall terminate automatically in the event of its whole or partial assignment by the Investment Advisor or the Fund as provided in Paragraph 7 above.

9. Fidelity Bond. As part of this Agreement, the Investment Advisor shall bear the cost of the fidelity bond required to be maintained by the Fund for employees, officers, or directors of the Investment Advisor who have access to the Fund's securities or cash. Such bond must protect the Fund against loss from larceny and embezzlement under the Act, and, in compliance with Rule 17g-1 under the 1940 Act, must be approved both in form and amount by a majority of the independent directors of the Fund at least annually with due consideration given to
(a) the value of the Investment Advisor's aggregate assets, (b) the type of custody arrangements employed, and (c) the nature of the securities owned. Additionally, the Investment Advisor shall bear the cost, if any, for Employee and Officer/Director and Officer (E&O/D&O) liability insurance covering the Investment Advisor in favor of the Fund. Under the terms of this Agreement, there is no initial requirement that E&O/D&O insurance be purchased, but if the Board of Directors of the Fund ever requires in its sole and absolute discretion that it be carried, or if the Investment Advisor decides, unilaterally, to carry it, then such cost shall be borne by the Investment Advisor and such insurance, if required to be carried by the Fund's Board of Directors, shall be in such amount and for such a term as the Board may reasonably require. The Investment Advisor shall not be liable for any error of judgment or of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Investment Advisor in the performance of its obligations and duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

10. Notices. Any notice required or permitted to be given hereunder must be in writing and may be given by personal delivery or by mail, and if given by mail shall be deemed sufficiently given if sent by registered or certified mail addressed to the party to be notified at the following applicable address:

	The Fund:

	Texas Capital Value Funds, Inc.
	1600 West 38th Street, Suite 412
	Austin, Texas  78731

	The Investment Advisor:

	First Austin Capital Management, Inc.
	1600 West 38th Street, Suite 412
	Austin, Texas  78731

	Either party may specify a different address for notice purposes by written notice to the other.

11. Governing Law. This Agreement is executed and delivered in the State of Texas and shall be governed by the laws of Texas and the 1940 Act.

12. Entire Agreement. This Agreement constitutes the entire agreement between the parties and terminates and supersedes all prior understandings or agreements on the subject matter hereof. No conditions or warranties shall be implied herefrom unless expressly set forth herein. The Fund and the Investment Advisor each acknowledge that the terms and conditions of this Agreement, and each of them, are reasonable and fair and equitable. This Agreement may be modified only by a future writing that is duly executed by both parties.

13. Severability. If any term of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, then this Agreement, including all of the remaining terms, will remain in full force and effect as if such invalid or unenforceable term had never been included.
14. Waiver. Waiver by either party of any breach of any term, covenant or condition in this Agreement shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained, nor shall any custom or practice which may grow up between the parties in the administration of the terms hereof be deemed a waiver of or in any way affect the right of each party to insist on the performance of the other party in strict accordance with said terms.

15.  Time Is of the Essence.  Time is of the essence of this Agreement.
		5

16. Attorneys' Fees. In the event of any litigation or arbitration between the parties with respect to this Agreement, all costs and expenses, including, without limitation, actual professional fees such as accountants' and attorneys' fees, incurred by the prevailing party, shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

17. Mandatory Arbitration. All disputes arising under this Agreement shall be arbitrated pursuant to the Commercial Arbitration Rules of the American Arbitration Association.
18. Independent Counsel. The parties acknowledge that they have had the opportunity to consult with independent counsel of their own choosing in the negotiation and execution of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date and year first above written.

Texas Capital Value Fund, Inc.,
a Maryland corporation




By______________________________
	Mark A. Coffelt, President


First Austin Capital Management, Inc.,
a Delaware corporation



By_____________________________
	Mark A. Coffelt, President


	AMENDMENT TO THE
 	INVESTMENT ADVISORY AND ADMINISTRATIVE CONTRACT
	DATED AUGUST 15, 1995
	October 9, 1995

The state of Texas has requested in its comments to the Fund for registration in Texas that the fees paid to the Advisor for Advisory Services and Administrative Services be split. The amendment below in no way changes total fees agreed to by the Board of Directors, but rather changes the labeling of the fees.

The Investment Advisory and Administrative Contract, section 3.(a), is replaced by the following amendment:

3.(a) As compensation for the services to be rendered to the Fund by the Investment Advisor under the provisions of this Agreement, the Fund shall pay to the Investment Advisor:

(i) for Advisory Services a flat fee of one percent (1%) of the net assets of the Fund; plus additional amounts as follows: (ii)for Administrative Services a fee equal to the sum of (i) nine-tenths percent (0.90%) of the amount of assets in the Fund between one dollar ($1.00) and five million dollars ($5,000,000), inclusive, plus (ii) three-tenths percent (0.30%) of the amount of assets in the Fund between five million and one dollars ($5,000,001.00) and thirty million dollars ($30,000,000), inclusive, plus (c) twenty-eight hundredths percent (0.28%) of the amount of assets in the Fund between thirty million and one dollars ($30,000,001) and one hundred million dollars ($100,000,000), inclusive, plus (d) twenty-five hundredths percent (0.25%) of the amount of assets in the Fund between one hundred million and one dollars ($100,000,001) and two hundred million dollars ($200,000,000), inclusive, plus (e) twenty hundredths percent (0.20%) of the amount of assets in the Fund in excess of two hundred and one million dollars ($200,000,001), inclusive (all assets in the Fund for the purposes of this Paragraph to be rounded to the nearest dollar prior to the computation of any fee owed).

Such fees shall be accrued daily and be payable monthly in arrears on the first day of each calendar month. Accruals of fees to the Investment Advisor shall begin on the execution date of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date and year first above written.

Texas Capital Value Fund, Inc.,
a Maryland corporation



By______________________________
	Mark A. Coffelt, President



First Austin Capital Management, Inc.,
a Delaware corporation

By_____________________________
	Mark A. Coffelt, President

	SECOND AMENDMENT TO THE
 	INVESTMENT ADVISORY AND ADMINISTRATIVE CONTRACT
	DATED AUGUST 15, 1995
	March 20, 1996

The following amends the Investment Advisory and Administrative
Contract between First Austin Capital Management, Inc. and Texas
Capital Value Funds, Inc. dated August 15, 1995 and supersedes the Amendment to that Agreement dated October 20, 1995.

The Investment Advisory and Administrative Contract, section 3.(a), is replaced by the following amendment:

3.(a) As compensation for the services to be rendered to the Fund by the Investment Advisor under the provisions of this Agreement, the Fund shall pay to the Investment Advisor:

(i) for Advisory Services a flat fee of one percent (1%) of the net assets of the Fund; plus additional amounts as follows:

(ii)for Administrative Services a fee equal to the sum of (i) seven-tenths percent (0.70%) of the amount of assets in the Fund between one dollar ($1.00) and five million dollars ($5,000,000), inclusive, plus (ii) five-tenths percent (0.50%) of the amount of assets in the Fund between five million and one dollars ($5,000,001.00) and thirty million dollars ($30,000,000), inclusive, plus (c) twenty-eight hundredths percent
(0.28%) of the amount of assets in the Fund between thirty million and one dollars ($30,000,001) and one hundred million dollars
($100,000,000), inclusive, plus (d) twenty-five hundredths percent
(0.25%) of the amount of assets in the Fund between one hundred million and one dollars ($100,000,001) and two hundred million dollars ($200,000,000), inclusive, plus (e) twenty hundredths percent (0.20%) of the amount of assets in the Fund in excess of two hundred and one million dollars ($200,000,001), inclusive (all assets in the Fund for the purposes of this Paragraph to be rounded to the nearest dollar prior to the computation of any fee owed).

Such fees shall be accrued daily and be payable monthly in arrears on the first day of each calendar month. Accruals of fees to the Investment Advisor shall begin on the execution date of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date and year first above written.

Texas Capital Value Fund, Inc.,
a Maryland corporation

By______________________________
	Mark A. Coffelt, President



First Austin Capital Management, Inc.,
a Delaware corporation

By_____________________________
	Mark A. Coffelt, President


Investment Advisory Contract

THIS AGREEMENT (this "Agreement") is made this ___day of___, 1996, by and between Texas Capital Value Funds, Inc., a
Maryland corporation (the "Corporation"), and Paul Bryce Martin, Jr., an individual, dba Martin Capital Management
(the "Investment Advisor").

     WITNESSETH:

WHEREAS, the Corporation is an open-ended
"series" investment company registered
with the Securities and Exchange
Commission under the Investment Company
Act of 1940; and

WHEREAS, the Board of Directors of the
Corporation (the "Board") has authorized the establishment of a new series or portfolio of securities and assets (the
"Fund"); and

WHEREAS, the Corporation has need of
investment advisory services for the Fund and the Investment Advisor is in the business of providing such services.

NOW THEREFORE, for good and valuable
consideration, the receipt and adequacy
of which are hereby acknowledged, the
parties hereto hereby agree as follows:

     AGREEMENT

1.  Advisory Services.  The Investment
Advisor shall render investment advisory services (the "Advisory Services") to the Fund, subject to the supervision and direction of the Board, for the period set forth in Paragraph 6 below on the terms set forth herein. The Investment
Advisor shall render such Advisory
Services and assume the obligations
herein set forth, for the compensation
provided in Paragraph 3(a) below.  The
Investment Advisor shall, for the
purposes herein, be deemed to be an
independent contractor, and shall, unless otherwise expressly provided and authorized, have no authority to act for or represent the Fund or Corporation in any way, or in any way be deemed an agent or employee of the Fund or the Corporation.

2.  All Other Services.  (a) All other
services necessary to the operation of
the Fund shall be provided to the Fund
pursuant to written agreements (the
"Contracts") between the Corporation and various third parties (the "Third
Parties"). Such services shall include, without limitation, distribution services, administrative services, custodial services, transfer agent services, accounting services, audit services, and any other services the Corporation deems necessary in its sole and absolute discretion. The Investment
Advisor understands and acknowledges that arranging for the provision of such services shall be the sole right and responsibility of the Corporation. Under no circumstances shall the Investment
Advisor enter into any contracts or
agreements for the provision of same.

(b) The Investment Advisor shall pay all compensation, costs and other monies owed by the Corporation under any of the Contracts, as provided in each such Contract, directly to the applicable
Third Party.  Upon execution of an
Agreement or any amendment thereto, the
Corporation shall promptly deliver a copy of same to the Investment Advisor and the Investment Advisor shall immediately commence making any an all payments required of the Corporation thereunder.
Such payments by the Investment Advisor
shall continue under each Contract until the earlier to occur of (i) the date of termination of this Agreement or (ii) the date specified in such Contract for the termination of payments.

(c) The Investment Advisor shall deliver or cause to be delivered to any Third
Party any and all documents, records and other information requested by such Third
Party for the performance of its
obligations under the applicable
Contract.  Such documents, records and
other information shall be in a form and delivered in a manner and within a time frame that is acceptable to such Third
Party in its sole and absolute
discretion.

3.(a) Compensation. As compensation for the Advisory Services, the Fund shall pay to the Investment Advisor a flat fee of one percent (1%) per annum of the net assets of the Fund. In consideration of the payments made by the Investment
Advisor pursuant to the provisions of
Paragraph 2 above, the Fund shall pay the Investment Advisor a per annum fee equal to the sum of (i) seven-tenths percent
(0.70%) of the amount of assets in the
Corporation between one dollar ($1.00)
and five million dollars ($5,000,000),
inclusive, plus (ii) five-tenths percent
(0.50%) of the amount of assets in the
Corporation between five million and one dollars ($5,000,001) and thirty million dollars ($30,000,000), inclusive, plus
(iii) twenty-eight hundredths percent
(0.28%) of the amount of assets in the
Corporation between thirty million and
one dollars ($30,000,001) and one hundred million dollars ($100,000,000), inclusive, plus (iv) twenty-five
hundredths percent (0.25%) of the amount of assets in the Corporation between one hundred million and one dollars
($100,000,001) and two hundred million
dollars ($200,000,000), inclusive, plus
(v) twenty hundredths percent (0.20%) of the amount of assets in the Corporation in excess of two hundred and one million dollars ($200,000,001), inclusive (all assets in the Corporation for the purposes of this Paragraph to be rounded to the nearest dollar prior to the computation of any fee owed). Such fees shall be accrued daily and be payable monthly in arrears on the first day of each calendar month. Accruals of fees to the Investment Advisor shall begin on the Effective Date.

(b) Costs.  It is the intention of the
parties hereto that all Fund costs will
be borne by the Investment Advisor under this Agreement with the exception of brokerage commissions and custodial charges based upon transactions in the portfolio of the Fund. In addition, the Investment Advisor shall absorb all the organizational costs for the Fund as determined by the Board.
   In the conduct of the respective
businesses of the parties hereto and in
the performance of this Agreement, the
Fund and the Investment Advisor may share common facilities and personnel common to each. The entire cost to the Fund for the use of common facilities and personnel will be borne by the Investment
Advisor as part of this Agreement.
4.  Non-Exclusive.  The services to be
rendered by the Investment Advisor to the Fund under this Agreement are not to be deemed to be exclusive, and the Investment Advisor shall be free to render similar or different services to others so long as its ability to render the services provided for in this Agreement shall not be impaired thereby.
If its ability becomes so impaired, as
determined by the Corporation in its sole and absolute discretion, the Corporation shall notify the Investment Advisor of same and this Agreement shall automatically terminate upon the receipt by the Investment Advisor of such notice.
Such automatic termination shall be upon the same terms and conditions as provided for other terminations pursuant to the last sentence of Paragraph 7 below.

5.  Interested Parties.  It is understood
and agreed that directors, officers,
employees, agents and shareholders of the Fund may be interested in the Investment
Advisor as directors, officers,
employees, agents and shareholders of the Investment Advisor. Similarly, directors, officers, employees, agents and shareholders of the Investment
Advisor may be interested in the Fund or the Corporation as directors, officers, employees, agents and shareholders of the Fund. Furthermore, the Investment Advisor itself may be interested in the Fund as a shareholder or otherwise of the Fund. It is understood and agreed that directors, officers, employees, agents and shareholders of the Investment Advisor may continue as directors, officers, employees, agents and shareholders of the Fund or Corporation and vice versa; that the Investment Advisor, its directors, officers, employees, agents and shareholders may engage in other business, may render investment advisory services to other investment companies, or to any other corporation, association, firm or individual, and may render underwriting services to the Fund, or to any other investment company, corporation, association, firm or individual, subject to the provisions of Paragraph 4 above. The parties agree that the Investment Advisor has a proprietary interest in the name , and the Corporation agrees to promptly take any and all necessary action to remove the name, from the name of any of its funds upon receipt of written request therefor from the Investment Advisor.

6.  Term.  Notwithstanding the date of
this Agreement first above written, the
effective date of this Agreement (the
"Effective Date") shall be the effective date of that certain Registration
Statement on Form N-1A of the Fund, filed by the Fund with the Securities and Exchange Commission under the Securities
Act of 1933, as amended, and the
Investment Company Act of 1940, as
amended.  Thereafter, this Agreement
shall continue in effect for one year
from the Effective Date.  Such term may
be extended annually for additional
periods of one year provided that each
such extension is approved at least
annually by a vote of the Board.  Such
vote shall be cast in person at a meeting called for the purpose of voting on such approval, and shall include the votes of a majority of the Directors on the Board who are not parties to this Agreement or interested persons of any such party.

7.  Termination.  This Agreement may be
terminated at any time upon sixty (60)
days' prior written notice, without the
payment of any penalty, by the
Corporation's Board of Directors or by
vote of a majority of the outstanding
voting securities of the Fund.  This
Agreement shall automatically terminate
in the event of its assignment by the
Investment Advisor or the Fund (within
the meaning of the Investment Company Act of 1940 (the "1940 Act")), which shall be deemed to include a transfer of control of the Investment Advisor or the Fund, respectively, unless an exemption from such automatic termination is granted by order or rule of the Securities and Exchange Commission. Upon the termination of this Agreement, the obligations of all the parties hereunder shall cease and terminate as of the date of such termination, except for (i) any obligation to respond to a breach of this Agreement committed prior to such termination, (ii) the obligation of the Fund to pay to the Investment Advisor the fee provided in Paragraph 3(a) above, prorated to the date of termination, and
(iii) the obligation of the Investment
Advisor to bear the costs provided for in Paragraph 3(b) above, prorated to the date of termination (if applicable).

8.  Assignment.  This Agreement shall
terminate automatically in the event of
its whole or partial assignment by the
Investment Advisor or the Fund as
provided in Paragraph 7 above.

9.  Fidelity Bond.  As part of this
Agreement, the Investment Advisor shall
bear the cost of the fidelity bond
required to be maintained by the
Corporation for employees, officers, or
directors of the Investment Advisor who
have access to the Fund's securities or
cash.  Such bond must protect the Fund
against loss from larceny and
embezzlement under the Act, and, in
compliance with Rule 17g-1 under the 1940
Act, must be approved both in form and
amount by a majority of the independent
directors of the Corporation at least
annually with due consideration given to
(a) the value of the Investment Advisor's aggregate assets, (b) the type of custody arrangements employed, and (c) the nature of the securities owned. Additionally, the Investment Advisor shall bear the cost, if any, for Employee and Officer/Director and Officer (E&O/D&O) liability insurance covering the
Investment Advisor in favor of the
Corporation.  Under the terms of this
Agreement, there is no initial
requirement that E&O/D&O insurance be
purchased, but if the Board ever requires in its sole and absolute discretion that it be carried, or if the Investment
Advisor decides, unilaterally, to carry
it, then such cost shall be borne by the Investment Advisor and such insurance, if required to be carried by the Board, shall be in such amount and for such a term as the Board may reasonably require.
The Investment Advisor shall not be
liable for any error of judgement or of
law or for any loss suffered by the Fund or the Corporation in connection with the matters to which this Agreement relates, except loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Investment
Advisor in the performance of its
obligations and duties or by reason of
its reckless disregard of its obligations and duties under this Agreement.

10.  Notices.  Any notice required or
permitted to be given hereunder must be
in writing and may be given by personal
delivery or by mail, and if given by mail shall be deemed sufficiently given if sent by registered or certified mail addressed to the party to be notified at the following applicable address:

     The Corporation:

     Texas Capital Value Funds, Inc.
     1600 West 38th Street, Suite 412
     Austin, Texas  78731

     The Investment Advisor:

     Mr. Paul Martin
     Martin Capital Management
     600 West Tenth Street, #740
     Austin, Texas  78701

     Either party may specify a different
address for notice purposes by written
notice to the other.

11.  Governing Law.  This Agreement is
executed and delivered in the State of
Texas and shall be governed by the laws
of Texas and the 1940 Act.

12.  Entire Agreement.  This Agreement
constitutes the entire agreement between the parties and terminates and supersedes all prior understandings or agreements on the subject matter hereof. No conditions or warranties shall be implied here from unless expressly set forth herein. The
Corporation and the Investment Advisor
each acknowledge that the terms and
conditions of this Agreement, and each of them, are reasonable and fair and equitable. This Agreement may be modified only by a future writing that is duly executed by both parties.

13.  Severability.  If any term of this
Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, then this Agreement, including all of the remaining terms, will remain in full force and effect as if such invalid or unenforceable term had never been included.
14.  Waiver.  Waiver by either party of
any breach of any term, covenant or
condition in this Agreement shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained, nor shall any custom or practice which may grow up between the parties in the administration of the terms hereof be deemed a waiver of or in any way affect the right of each party to insist on the performance of the other party in strict accordance with said terms.

15.  Time Is of the Essence.  Time is of
the essence of this Agreement.

16.  Attorneys' Fees.  In the event of
any litigation or arbitration between the parties with respect to this Agreement, all costs and expenses, including, without limitation, actual professional fees such as accountants' and attorneys' fees, incurred by the prevailing party, shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgement.

17.  Mandatory Arbitration.  All disputes
arising under this Agreement shall be
arbitrated pursuant to the Commercial
Arbitration Rules of the American
Arbitration Association.
18.  Independent Counsel.  The parties
acknowledge that they have had the
opportunity to consult with independent
counsel of their own choosing in the
negotiation and execution of this
Agreement.

IN WITNESS WHEREOF, the parties hereto
have caused this Agreement to be executed on the date and year first above written.

Corporation:
Texas Capital Value Funds, Inc.,
a Maryland corporation
By:  Mark A. Coffelt
Mark A. Coffelt, President

Investment Advisor:
By: Paul Bryce Martin
Paul Bryce Martin Jr., an individual,
dba Martin Capital Management

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